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                                                                    EXHIBIT 12.1

                              SANMINA CORPORATION

                 RATIO OF EARNINGS TO FIXED CHARGES CALCULATION

                                               FOR FISCAL YEARS ENDING               NINE MONTHS ENDED
                                    ----------------------------------------------   -----------------
                                     1995     1996      1997      1998      1999      1999      2000
                                    ------   -------   -------   -------   -------   -------   -------
Rent Expense......................   3,847     7,334    13,500    17,400    23,100    18,500    17,325
                                         3         3         3         3         3         3         3
                                    ------   -------   -------   -------   -------   -------   -------
Interest component of rental
  expense.........................   1,282     2,445     4,500     5,800     7,700     6,167     5,775
Interest and debt expense and
  amort of debt expense...........   1,262     5,500    16,039    29,609    39,155    32,660    27,787
                                    ------   -------   -------   -------   -------   -------   -------
total fixed charges...............   2,544     7,945    20,539    35,409    46,855    38,827    33,562
                                    ------   -------   -------   -------   -------   -------   -------
Pre-tax net income................  92,510   138,913    81,170    87,629   188,063   117,573   173,591
Fixed charges.....................   2,544     7,945    20,539    35,409    46,855    38,827    33,562
                                    ------   -------   -------   -------   -------   -------   -------
Earnings for calculation
  purposes........................  95,054   146,858   101,709   122,938   234,918   156,400   207,153
                                    ------   -------   -------   -------   -------   -------   -------
Ratio of earnings to fixed
  charges.........................    37.4      18.5       5.0       3.5       5.0       4.0       6.2